SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

ATLANTIS PLASTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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ATLANTIS PLASTICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2003

To our Shareholders:

          The 2003 Annual Meeting of Shareholders of Atlantis Plastics, Inc. will be held at 9:00 a.m., local time, on Tuesday, June 3, 2003 at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. At the meeting, shareholders will vote on the following matters:

          1. Election of eight directors, each for a term of one year; and

          2. Any other matters that properly come before the meeting and any postponement or adjournment thereof.

          Shareholders of record as of the close of business on April 4, 2003 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

          Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner
Secretary

Miami, Florida
April 28, 2003

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
What are the voting rights of shareholders?
Who may attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each item?
What are the effects of “broker non-votes”?
Who will pay for the preparation of the proxy?
STOCK OWNERSHIP
Who are the largest owners of our stock and how much do our directors and executive officers own?
Section 16(a) Beneficial Ownership Reporting Compliance
ELECTION OF DIRECTORS
Directors Standing for Election
How are directors compensated?
How often did the board meet during 2002?
What committees has the board established?
MANAGEMENT
Directors and Executive Officers
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Employment Contracts and Termination of Employment Arrangements
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT AUDITORS
2002 ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

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ATLANTIS PLASTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

     This proxy statement contains information related to our annual meeting of shareholders to be held on Tuesday, June 3, 2003, beginning at 9:00 a.m. local time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934, and no proxies are being solicited from the holders of our Class B common stock.

     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is April 28, 2003. You should review this information in conjunction with our 2002 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2002 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on the record date, April 4, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of shareholders?

     We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. The holders of Class A common stock vote separately as a class to elect 25 percent of our directors. Currently, this means the Class A common shareholders will elect two of our directors. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting except for the election of directors, for which each Class B common shareholder is entitled to one vote per share. The Class B common shareholders vote separately as a class to elect 75 percent of our directors. Currently, this means the Class B common shareholders will elect six of our directors. On all matters except the election of directors, the holders of both classes of common stock vote together as a single class.

Who may attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of the Class A and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,121,752 shares of our Class A common stock and 2,456,981 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

     If less than a majority of the outstanding shares of each class of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may revoke the proxy and change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

     Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The holders of our Class A common stock and Class B common stock will each vote separately as a class for the election of directors. The affirmative vote of a plurality of the votes cast at the meeting by each class of common stock (either in person or by proxy) is required for the election of directors by that class.

     Other Items. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

     We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much do our directors and executive officers own?

     The following table shows the amount of each class of common stock beneficially owned as of March 31, 2003 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

	Class A Common Stock
	Beneficially Owned(1)(2)		Class B Common Stock Beneficially Owned(1)

Name and Address	Shares	Percent(3)	Shares	Percent(3)	Voting Stock

Directors and Executive Officers
Cesar L. Alvarez (4) (17)	11,000	*	—	—	*
Keith R. Boehringer (5) (18)	27,000	*	—	*	*
Anthony F. Bova (6) (19)	502,800	9.00%	—	—	1.67%
John A. Geary (7) (18)	75,770	1.46%	—	—	*
Phillip T. George, M.D. (8) (17)	564,591	10.98%	788,828	32.11%	28.45%
Larry D. Horner (9) (17)	11,000	*	—	—	*
Charles D. Murphy, III (10) (17)	26,842	*	17,762	*	*
Joseph D. Piccione (11) (18)	77,200	1.48%	—	—	*
Earl W. Powell (12) (17)	766,036	14.80%	1,208,720	49.20%	43.21%
Paul G. Saari (13) (18)	45,100	*	—	—	*
Jay Shuster (14) (17)	7,900	*	—	—	*
Chester B. Vanatta (15) (17)	61,807	1.20%	—	*	*
All directors and executive officers as a group (12 persons) (16)	2,163,233	36.48%	2,015,310	82.02%	73.17%
5% Stockholders
Michael W. Cook Asset Management, Inc. (20)	494,525	10.35%	—	—	*
Dimensional Fund Advisors Inc. (21)	262,720	9.66%	—	—	1.67%

*	Represents less than 1% of our outstanding common stock.

(1)     Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a March 31, 2003 which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)     Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days of March 31, 2003 through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3)     The percentage of each class is calculated based upon the total number of shares of each class outstanding on March 31, 2003.

(4)       Represents 11,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Alvarez’ address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(5)     Represents 27,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Boehringer’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(6)       The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common and (ii) 467,800 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Bova’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(7)     The number of shares of Class A Common Stock indicated includes (i) 3,270 shares directly owned and (ii) 72,500 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Geary’s address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(8)     The number of shares of Class A Common Stock indicated includes (i) 453,910 shares directly owned; (ii) 75,743 shares held of record by Dr. George’s minor children, as to which Dr. George disclaims beneficial ownership; (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation (“Trivest Plan Sponsor”), owned by Dr. George and Mr. Powell; and (iv) 21,125 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. The number of shares of Class B Common Stock indicated reflects 788,828 shares directly owned by Dr. George. Dr. George’s address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(9)       Represents 11,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Horner’s address is Lot 24, Caleta-Palmilla, San Jose del Cabo, B.C.S., Mexico.

(10)     The number of shares of Class A Common Stock indicated includes (i) 12,454 shares directly owned and (ii) 14,388 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. The number of shares of Class B Common Stock indicated reflects 17,762 shares directly owned by Mr. Murphy. Mr. Murphy’s address is 136 Otter Close, The Sea Ranch, California 95497.

(11)     Represents 77,200 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Piccione’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(12)     The number of shares of Class A Common Stock indicated includes (i) 2,690 shares of Class A Common Stock beneficially owned by Mr. Powell’s spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership; (ii) 455,426 shares directly owned; (iii) 13,813 shares held of record by Trivest Plan Sponsor; (iv) 53,625 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003; and (v) 240,482 shares owned of record by CWB Limited Partnership, a limited partnership (“CWB”) of which Mr. Powell is the sole limited partner. The general partner of CWB is Powell Western Investments, Inc., of which Mr. Powell is a director and a controlling shareholder. The number of shares of Class B Common Stock indicated includes (i) 844,202 shares directly owned by Mr. Powell, and (ii) 364,518 shares owned of record by CWB Limited Partnership. Mr. Powell’s address is c/o Trivest Partners L.P., 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133.

(13)     The number of shares of Class A Common Stock indicated includes (i) 12,100 shares directly owned and (ii) 33,000 shares issuable upon exercise of options granted pursuant to the Company’s options plans exercisable within 60 days of March 31, 2003. Mr. Saari’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(14)     The number of shares of Class A Common Stock indicated includes (i) 2,900 shares directly owned and (ii) 5,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 31, 2003. Mr. Shuster’s address is 1066 Winding Branch Circle, Dunwoody, Georgia 30338.

(15)       The number of shares of Class A Common Stock indicated includes (i) 47,419 shares directly owned and (ii) 14,388 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of March 31, 2003. Mr. Vanatta’s address is 29990 S. 567 Road, Monkey Island, Oklahoma 74331-8180.

(16)       The number of shares of Class A Common Stock indicated includes 808,026 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of March 31, 2003.

(17)      The named individual is a director of the Company.

(18)      The named individual is an executive officer of the Company.

(19)      The named individual is a director and executive officer of the Company.

(20)       Based on a Schedule 13G, dated April 15, 2003, filed by Michael W. Cook Asset Management, Inc. with the SEC, which indicates that its address is 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117.

(21)       Based on a Schedule 13G, dated February 3, 2003, filed by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2002, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Earl Powell, the Chairman of our Board, filed two late Form 4’s covering three transactions related to the purchase of common stock.

ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors shall consist of not fewer than two nor more than nine members. At present, the board of directors consists of eight members: two directors elected by the holders of Class A common stock and six directors elected by the holders of Class B common stock. The present term of all such directors will expire at the meeting. Each of the eight directors to be elected at the meeting will serve for a one-year term expiring at the 2004 annual meeting of shareholders and until a successor has been duly elected and qualified. The board of directors proposes that the nominees described below, both of whom are currently serving as Class A directors, be re-elected by the holders of Class A common stock for a new one-year term and until their successors are duly elected and qualified.

Directors Standing for Election

     The holders of our Class A common stock, voting separately as a class, will elect two Class A directors at the meeting. The board of directors has nominated Charles D. Murphy, III and Chester B. Vanatta, both of whom are currently serving as Class A directors, to stand for re-election and proxies representing our Class A common stock will be voted for them absent contrary instructions. For additional information concerning Messrs. Murphy and Vanatta, including a description of their business experience, please see “Management—Directors and Executive Officers.”

     The holders of our Class B common stock, voting separately as a class, will elect six Class B directors at the meeting. The board of directors has nominated Earl W. Powell, Phillip T. George, M.D., Anthony F. Bova, Cesar L. Alvarez, Larry D. Horner, and Jay Shuster, all of whom are currently serving as Class B directors, to stand for re-election.

     The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director to be elected by the holders of Class A common stock is unable to accept election or if any other unforeseen contingencies should arise, the board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

How are directors compensated?

     Fees. We pay each of our non-employee directors an annual fee of $32,000, which is paid quarterly. Additionally, we pay the chair of our executive committee $120,000 annually, our audit committee chair $5,000 annually, and the chair of our compensation committee $3,000 annually. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

     Options. All of our directors are eligible to receive grants of stock options under one or more of our stock option plans.

How often did the board meet during 2002?

     The board of directors held four meetings during 2002. Each of our directors attended more than 75% of the total number of meetings of the board and committees on which he served.

What committees has the board established?

     Our board of directors has established four standing committees: an executive committee, an audit committee, a nominating committee, and a compensation committee.

     Executive Committee. The executive committee has, and may exercise, all of the power and authority of the board of directors in the management of our business and affairs. The current members of the executive committee are Dr. George, who chairs the committee, Messrs. Powell and Bova. The executive committee held no meetings during 2002, but did take action by unanimous written consent.

     Audit Committee. The audit committee of our board of directors reviews and monitors our corporate financial reporting and our external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Mr. Vanatta, who chairs the committee, and Messrs. Murphy and Horner. The audit committee held six meetings during 2002.

     Nominating Committee. The nominating committee considers and recommends to the board of directors a slate of nominees for election as our directors at the annual meeting of our shareholders. The nominating committee also recommends candidates for election by the board of directors to fill vacancies on the board when they occur. Additionally, from time to time the nominating committee evaluates, and makes recommendations to the board of directors regarding, the size and compensation of the board. Although the nominating committee does not solicit suggestions for nominees, the committee will consider nominees recommended by our shareholders if the recommendations are accompanied by biographical data and are sent to our company secretary. The current members of the nominating committee are Mr. Horner, who chairs the committee, and Messrs. Powell and Vanatta. The nominating committee held no meetings in 2002, but did take action by written consent.

     Compensation Committee. The compensation committee is responsible for setting and administering the policies that govern the compensation of our executive officers. The compensation committee has the exclusive power to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova, and Trivest Partners L.P, and makes recommendations to the board of directors on compensation matters affecting our other executive officers. The compensation committee also administers our stock option plans. The current members of the compensation committee are Mr. Horner, who chairs the committee, and Messrs. Murphy and Vanatta. The compensation committee held two meetings in 2002.

MANAGEMENT

Directors and Executive Officers

     The following table, together with the accompanying text, present certain information, as of April 4, 2003, with respect to each of our directors and executive officers. Each of our directors is a United States citizen. Each of our directors is elected annually and serves until the next annual meeting of shareholders or until a successor is duly elected and qualified. Each of our executive officers serves until the election and qualification of his successor or until his death, resignation or removal by our board of directors.

NAME	AGE	POSITION(S) HELD WITH THE COMPANY

Earl W. Powell	64	Chairman of the Board

Phillip T. George, M.D.	63	Vice Chairman of the Board and Chairman of the Executive Committee of the Board of Directors

Anthony F. Bova	57	President, Chief Executive Officer and Director

Paul G. Saari	47	Senior Vice President of Finance and Chief Financial Officer

Keith R. Boehringer	57	Senior Vice President of Operations - Stretch Film Division

Joseph J. Piccione	41	Senior Vice President and General Manager - Plastic Films Group

John A. Geary	56	Senior Vice President and General Manager – Molded Products Group

Cesar L. Alvarez	55	Director

Larry D. Horner	69	Director

Charles D. Murphy, III	59	Director

Jay Shuster	48	Director

Chester B. Vanatta	67	Director

     There are no family relationships among our executive officers or directors.

     Earl W. Powell, one of our cofounders, has served as Chairman of our Board of Directors since our inception. Mr. Powell also served as our Chief Executive Officer until February 1995, and served as our President from November 1993 to February 1995. Mr. Powell also serves as Chairman of the Board, President, and Chief Executive Officer of Trivest Partners L.P., a private investment firm formed by Mr. Powell and Dr. George in 1981 that specializes in management services and acquisitions, dispositions, and leveraged buyouts. Mr. Powell also serves as the Chairman of the Board of Brown Jordan International, Inc., a designer, manufacturer and marketer of fine contract and retail furnishings. Mr. Powell served as Chairman of the Board of Biscayne Apparel, Inc., an apparel company, from October 1985 until 1999. In February 1999, Biscayne and its principal subsidiary M & L International, Inc. filed petitions for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick, certified public accountants, where his positions included serving as managing partner of Peat Marwick’s Miami office.

     Phillip T. George, M.D., one of our cofounders, has served as the Vice Chairman of our Board of Directors since our inception. Dr. George is also the chairman of our executive committee. Since January 2000, Dr. George has served as the Chairman and Chief Executive Officer of Brava, LLC, a medical device company, as his principal occupation. From 1986 until December 1999, Dr. George served as the Vice Chairman of the Board of Trivest. Dr. George was previously engaged in the private practice of plastic and reconstructive surgery.

     Anthony F. Bova has been our President, Chief Executive Officer, and a director since February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems, and office products.

     Paul G. Saari has served as our Senior Vice President of Finance and Chief Financial Officer since December 2000. From 1984 until 2000, Mr. Saari was employed by Rock-Tenn Company, a manufacturer of packaging, recycled paperboard, and paperboard products. Mr. Saari served as Rock-Tenn Company’s Vice President of Finance from 1994 to 2000, and as Treasurer from 1988 to 1994.

     Keith R. Boehringer has served as our Senior Vice President of Operations for the Stretch Film Division since March 2001. From 1976 to 2001, Mr. Boehringer was employed by Mobil Corporation and its successors, Tenneco and Pactiv where he served as Director of Operations, PE Packaging from 1999 to 2001, and as Manufacturing Manager, PE Packaging from 1997 to 1999. From 1996 to 1997, Mr. Boehringer served as Manufacturing and Technical Manager, Stretch Film, and as the Plant Manager from 1986 to 1996.

     Joseph J. Piccione joined us in January 1996, and was appointed Senior Vice President of the Plastic Films Group in October 2002. In August 1996, he was appointed Senior Vice President and General Manager of our Custom and Institutional Film Division. In May 1997, he was appointed Vice President and General Manager of our Stretch Film Division. In February 2001, Mr. Piccione was appointed Senior Vice President of Sales and Marketing for Atlantis Plastics Films. From April 1993 until December 1995, Mr. Piccione served as Business Manager of the Searcy Packaging Division of Bruce Corporation. From July 1986 to July 1992, he was a Product Manager for Mobil Chemical Company.

     John A. Geary was appointed Senior Vice President of the Molded Products Group in October 2002. He has served as our Vice President and General Manager of the Profile Extrusion Division since March 1995, and the Injection Molding Division since November 1995. These divisions together constitute our Molded Products Group. Mr. Geary joined us in October 1994 as the President of our Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

     Cesar L. Alvarez was appointed as one of our directors in May 1995. Mr. Alvarez has served as the President and Chief Executive Officer of Greenberg Traurig, LLP, an international law firm, for more than five years and has previously served as the Chairman of its corporate, securities and banking department. Greenberg Traurig, LLP provides legal services for us. See “Certain Relationships and Related Matters.” Mr. Alvarez also serves as a director for Pediatrix Medical Group, Inc. and Watsco, Inc., both of which are traded on the NYSE. Mr. Alvarez is an independent director.

     Larry D. Horner was appointed as one of our directors in March 1995. He served as Chairman of the Board of Directors of Pacific USA Holdings Corp. from August 1994 until May 2001 and as Chairman of the Board of Laidlaw Holdings, Inc. from July 1995 until December 2001. Mr. Horner also served as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Company Ltd. until May 2001. Previously, he was a Managing Director of Arnhold & S. Bleichroeder, Inc. from April 1991 through August 1994. From 1962 until April 1991, Mr. Horner was a partner with Peat Marwick (now KPMG), and served as the firm’s Chairman and Chief Executive Officer from 1984 through 1991. Mr. Horner also serves as a director of Conoco Phillips, Technical Olympics USA, Inc., Novitron International, Inc., and UT Starcom, Inc. Mr. Horner is an independent director and is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002.

     Charles D. Murphy, III was appointed as one of our directors in October 1987, and is a financial consultant and an Adjunct Professor of Finance at the School of Business and Management of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that firm. Mr. Murphy is an independent director and is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002.

     Jay Shuster was appointed as one of our directors in April 2001, and is a business consultant. From May 1979 until September 2000, he worked for Rock-Tenn Company, a recycled paperboard and specialty packaging company, most recently serving as their Chief Operating Officer from June 1991 until September 2000. Prior to joining Rock-Tenn Company, he was a certified public accountant with Arthur Andersen & Company (now Andersen LLP). Mr. Shuster is an independent director.

     Chester B. Vanatta was appointed as one of our directors in February 1987, and is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young LLP), certified public accountants. Mr. Vanatta is an independent director and is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2002, 2001, and 2000 to our Chief Executive Officer and each of our other executive officers.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation

	Annual Compensation					Awards	Payouts

					Other Annual	Securities	LTIP	All Other
					Compensation	Under-Lying	Payouts	Compensa-
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	Options(#)(2)	($)	tion($)(3)

Anthony F. Bova	2002	355,418	353,781		—	—	—	5,500
President and Chief Executive	2001	347,629	345,827		35,000 (4)	197,000	—	5,250
Officer	2000	339,524	—		—	—	—	5,250
Keith R. Boehringer	2002	190,842	15,000		—	—	—	4,623
Sr. Vice President of Operations –	2001	144,407	100,000	(5)	—	75,000	—	—
Stretch Film Division	2000	—	—		—	—	—	—
John A. Geary	2002	167,921	101,529		—	15,000	—	5,429
Sr. Vice President and General	2001	161,948	30,000		—	25,000	—	4,782
Manager – Molded Products Group	2000	159,365	—		—	—	—	5,250
Joseph J. Piccione	2002	232,799	40,000		—	15,000	—	5,500
Sr. Vice President and General	2001	226,108	100,000		—	38,000	—	5,250
Manager – Plastic Films Group	2000	210,449	—		—	—	—	5,250
Paul G. Saari	2002	231,830	184,140		—	—	—	5,500
Sr. Vice President of Finance and	2001	226,920	180,000		—	15,000	—	—
Chief Financial Officer	2000	12,981	—		—	75,000	—	—

(1)     Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)       Shares of our Class A common stock underlie these options.

(3)       Represents matching contributions by us under our 401(k) Plan and Deferred Compensation Plan.

(4)       Represents payment of automobile allowance.

(5)       Includes a signing bonus of $15,000 paid in connection with the commencement of employment.

Stock Option Grants

     The following table sets forth information concerning the grant of stock options in 2002 to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2002.

Option Grants In Last Fiscal Year

Individual Grants

	Number of					Potential Realizable Value
	Securities	% of Total		Grant		at Assumed Annual Rates
	Underlying	Options		Date		of Stock Price Appreciation for
	Options	Granted to	Exercise or	Market		Option Term(2)
	Granted	Employees in	Base Price	Value	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)	($/Sh)	Date	5%($)	10%($)

Anthony F. Bova	—	—	—	—	—	—	—
Keith R. Boehringer	—	—	—	—	—	—	—
John A. Geary	15,000	50%	$4.64	$4.64	12/3/2012	$43,771	$110,924
Joseph J. Piccione	15,000	50%	$4.64	$4.64	12/3/2012	$43,771	$110,924
Paul G. Saari	—	—	—	—	—	—	—

(1)     Represents options to purchase shares of our Class A common stock. The options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)     Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our Class A common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

Stock Option Exercises and Values for Fiscal 2002

     The following table sets forth information, with respect to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table, concerning options exercised in 2002 and unexercised options held by them as of the end of such fiscal year:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

	Number of Unexercised Options		Value of Unexercised In-the-Money
	at December 31, 2002		Options at December 31, 2002($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony F. Bova	452,800	167,200	39,100	111,400
Keith R. Boehringer	15,000	60,000	7,500	30,000
John A. Geary	67,500	40,000	10,250	22,400
Joseph J. Piccione	67,600	56,400	7,870	29,680
Paul G. Saari	33,000	57,000	49,350	79,275

(1)       The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 31, 2002 was $5.20. The option value is calculated by multiplying (a) the positive difference, if any, between $5.20 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.

Equity Compensation Plan Information

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1987 Stock Option Plan, A&R 1990 Class A Stock Plan, 1997 Stock Option Plan, 1998 Stock Option Plan, and 2001 Stock Option Plan.

(c) Number of Securities
	(a) Number of		Remaining Available for
	Securities to be	(b) Weighted	Future Issuance Under
	Issued Upon Exercise	Average Exercise	Equity Compensation
	of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders	1,250,454	$6.23	237,500
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	1,250,454	$6.23	237,500

Report of the Compensation Committee

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

     Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

     Anthony F. Bova became our President and Chief Executive Officer in February 1995. In 1995, the compensation committee approved a five-year employment agreement with Mr. Bova, which was most recently amended as of December 31, 2002 to extend his employment term until December 31, 2005. Our agreement with Mr. Bova provides for a base salary (subject to annual cost of living increases) which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits and annual performance-based cash bonuses for Mr. Bova that are tied to incremental increases in our earnings per share. Prior to fiscal 2002, the compensation committee granted to Mr. Bova options to purchase shares of our Class A common stock at a price equal to or greater than the market price on the date of grant. The compensation committee believes that the attributes of Mr. Bova’s compensation provide appropriate performance-based incentives.

     The compensation committee’s general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long term success and to recognize an individual’s contribution and personal performance. In addition, we maintain stock option plans which are designed to attract and retain executive officers and other employees and to reward them for delivering long term value to us. Pursuant to these plans, the compensation committee approved option grants to certain executive officers in 2002 with exercise prices equal to or greater than the market price on the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2002 in excess of $1 million.

Larry D. Horner, Chairman
Charles D. Murphy, III
Chester B. Vanatta

Compensation Committee Interlocks and Insider Participation

     None of the members of our compensation committee is or has been an officer or employee of ours or serves as member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 2002 requiring disclosure under “Certain Relationships and Related Transactions.”

Employment Contracts and Termination of Employment Arrangements

     We have entered into an amended and restated employment agreement, effective as of December 31, 2002, with Anthony F. Bova, our President and Chief Executive Officer. The employment agreement has an initial term of three years ending December 31, 2005. The agreement provides for an annual base salary of $353,781 (subject to annual cost of living increases), customary benefits, and annual performance-based cash bonuses tied to incremental increases in our earnings per share (subject to adjustments contained in the agreements). In addition, the agreement provides severance payments upon termination without cause. If we terminate Mr. Bova’s employment without cause, he is entitled to a sum of $353,781, which is payable by us in 12 equal monthly installments beginning on the effective date of termination, and a two-year continuation of any insurance plans in which he was participating at the date of termination.

     Paul G. Saari, our Senior Vice President of Finance and Chief Financial Officer, is employed pursuant to a letter agreement effective as of December 2000, which entitles Mr. Saari to receive an amount equal to one year of his base salary if (i) we terminate his employment without cause, (ii) he is not retained or is offered a salary lower than his current base salary following a change in control, or (iii) we require him to relocate more than 50 miles from our current headquarters.

     Joseph J. Piccione, our Senior Vice President and General Manager for the Plastic Films Group, is employed pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary and a guaranteed $100,000 bonus if we terminate his employment without cause.

     Mr. Keith Boehringer, our Senior Vice President of Operations for the Stretch Film Division, is employed pursuant to a letter agreement dated March 5, 2001, which entitles him to receive an amount equal to one year of his base salary if we terminate his employment without cause.

     Mr. Robert Henson, our Vice President of Human Resources, is employed pursuant to a letter agreement dated March 22, 2000, which entitles him to one year of his base salary if we terminate his employment without cause.

     In December 2002, we entered into a severance agreement with Mr. Bova, which provides him payments if his employment is terminated after we have experienced certain changes in control. The agreement’s initial term ends on December 31, 2003 and automatically renews for an additional year unless we notify Mr. Bova by October 1 that we do not intend to renew the agreement for the upcoming year. Under Mr. Bova’s agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to receive his base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for good reason (as defined in the agreement), he is entitled to receive his base salary through the date of termination, any accrued bonus, a severance payment of three times his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination.

     In August 1999, we entered into severance agreements with Messrs. Geary and Piccione, which provide for payments to these officers if their employment is terminated after we have experienced certain changes in control. These agreements have an initial term until December 31, 2000, and automatically renew for additional one-year terms unless we give 90 days’ notice of non-renewal. These agreements remain in effect. The agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreements with Messrs. Geary and Piccione may be terminated six months after a change in control. Our agreements with Messrs. Geary and Piccione provide for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive’s then current annual salary, any legal fees incurred by any of them as a result of the termination, and a six month continuation of coverage under any insurance plans in which the executive was participating at the date of termination.

     Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (i) we are not the surviving entity, or (ii) a controlling amount of the voting power of the our voting stock is acquired.

PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended on December 31, 2002, the cumulative total shareholder return on our Class A common stock against the cumulative total return of:

•	the Russell 2000 Index;

•	our old peer group consisting of us and four other publicly traded plastics companies that we have selected; and

•	our new peer group consisting of us and four other publicly traded plastics companies that we have selected.

     The graph assumes $100 was invested on December 31, 1997 in our Class A common stock, the old peer group, the new peer group, and the Russell 2000 Index, and the reinvestment of all dividends. The companies included in the old peer group were AEP Industries, Inc., Atlantis Plastics, Inc., Bemis Company, Inc., Intertape Polymer Group, and Spartech Corporation. The companies included in the new peer group are AEP Industries Inc., Applied Extrusion Technologies, Inc., Atlantis Plastics, Inc., Intertape Polymer Group, and Winpak Limited.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among Atlantis Plastics, Inc., the Russell 2000 Index
and a Peer Group Index

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are “independent” of the Company and management, as that term is defined in the American Stock Exchange listing standards.

     The primary responsibility of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 as amended by Statement of Auditing Standards No. 90. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their audits and their evaluations of the Company’s internal controls and overall quality of the financial reporting. The committee held six meetings during the fiscal year ended December 31, 2002. The committee has also discussed the independence of the principal accountant and has concluded that the accountant’s services, including its non-audit related work, are compatible with maintaining the principal accountant’s independence.

     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The Board of Directors adopted a written charter for the Audit Committee in 2001. We have reviewed and assessed the adequacy of the written charter and certify that it complies with Section 121 of the American Stock Exchange Company Guide.

     This report has been furnished by the Audit Committee to the Company’s Board of Directors.

Chester B. Vanatta, Chairman
Larry D. Horner
Charles D. Murphy, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Trivest Management Agreement. Since our organization, Trivest Partners L.P. has rendered consulting, financial and management services to us, including advice and assistance with respect to acquisitions, pursuant to management agreements between us and Trivest which have been replaced and amended from time to time. The management agreement currently in effect commenced as of January 1, 2003 and continues through December 31, 2007 unless terminated earlier. The management agreement provides for Trivest to be our exclusive business manager and consultant (subject to the our right to engage additional financial advisors in connection with certain material transactions if approved by the our board of directors). Trivest’s services include advice and assistance concerning any and all aspects of our operations, planning, and financing, including identifying and assisting with acquisitions, and identifying executive personnel for us. The management agreement also provides that neither Trivest nor any of its affiliates (other than us) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by our board of directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by our board of directors, including a majority of independent directors. Trivest’s base compensation is $650,000 annually, payable quarterly in advance and subject to annual adjustments to reflect changes in the consumer price index. If we acquire or commence new business operations, we and Trivest will in good faith determine whether and to what extent the base compensation should be increased as a result. As additional incentive compensation, we also pay Trivest an annual payment equal to 1% of our earnings for that year before interest, taxes, depreciation, and amortization, and before compensation to Trivest under the management agreement, but only if our earnings before interest expense, income taxes, depreciation, amortization and any compensation incurred by us, exceed $29 million. We will also pay Trivest a one-time fee, to be determined on a case by case basis by us and Trivest in good faith, with respect to (i) any acquisition or disposition of a business operation which is introduced or negotiated by Trivest, and (ii) certain other transactions that do not occur in the normal course of our business involving or resulting from Trivest’s efforts on our behalf, including public or private financings.

     For 2002, the total fees and related expenses we paid to Trivest under the management agreement were $1,448,660 including $1,062,397 in management fees, $250,000 in fees associated with the acquisition of Rio Grande Products, Inc., and $136,263 in other fees and the reimbursement of expenses (not including the legal fees described below).

     Trivest Legal Department. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including us, for services rendered at prevailing rates. In 2002, we paid Trivest $29,747 for services rendered by the Trivest legal department. We believe that the fees charged by the Trivest legal department in 2002 were no less favorable to us than fees charged by unaffiliated third parties for similar services.

     Stock Option Exercises. In 1999, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $115,500, $184,800, $32,585 and $23,100, respectively, in connection with their exercise of options to acquire 26,250, 42,000, 5,250, and 5,250 shares, respectively, of our Class A common stock. These loans remain outstanding and will mature in March 2005.

     In 1998, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $200,103.75, $600,311.25, $78,906.06, and $100,050.06, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762, and 27,562 shares of our Class B common stock, respectively. These loans remain outstanding and will mature in February 2004, except for Mr. Vanatta’s loan which was repaid in full in April 1998.

     Miscellaneous. Mr. Alvarez, one of our directors, is President, Chief Executive Officer, and a shareholder of Greenberg Traurig, LLP, a law firm that has been engaged to perform legal services for us in the past and that may be so engaged in the future. The fees we paid to Greenberg Traurig for legal services in 2002, 2001, and 2000 did not exceed five percent of the law firm’s revenues.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP (“Ernst & Young”) were our independent auditors for the year ended December 31, 2002 and will serve in that capacity for the 2003 fiscal year unless the board of directors deems it advisable to make a substitution. We anticipate that representatives of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     Aggregate fees billed to us for the fiscal year ended December 31, 2002 by the our principal accounting firm, Ernst & Young, and its affiliates are as follows:

Audit Fees	$239,250
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$120,098

2002 ANNUAL REPORT ON FORM 10-K

     We have mailed, with this proxy statement, a copy of our annual report to each shareholder of record as of April 4, 2003. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at Atlantis Plastics, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

OTHER MATTERS

     As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2004 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before December 27, 2003.

     Shareholders interested in presenting a proposal for consideration at the 2004 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before March 11, 2004.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner Secretary

Miami, Florida
April 28, 2003

[FORM OF PROXY]

ATLANTIS PLASTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
Class A Common Stock

     The undersigned hereby, a holder of Class A Common Stock, par value $.10 per share (“Class A Common Stock”), of ATLANTIS PLASTICS, INC., a Florida corporation (the “Company”) hereby appoints Earl W. Powell, and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on April 4, 2003 at the 2003 Annual Meeting of Shareholders of the Company to be held at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 on June 3, 2003 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

☐	Please mark your
votes as in this example

VOTE FOR all nominees listed at right, except vote withheld from the nominees (if any) indicated below	VOTE WITHHELD from all nominees

1.	ELECTION OF DIRECTORS	Nominees: Charles D. Murphy, III Chester B. Vanatta As Directors by holders of the Company’s Class A Common Stock.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name on the space provided below:

2.	Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2003 Annual Meeting, and (2) the Company’s 2002 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE:	Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.